UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2005

United Components, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	333-107219	04-3759857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14601 Highway 41 North
Evansville, Indiana 47725
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 867-4156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On June 20, 2005, United Components, Inc. (the “Company” or “we”) entered into an amendment to the Credit Agreement relating to its senior credit facility.

     Pursuant to the amendment, we will be permitted to repurchase from time to time up to $75 million in aggregate principal amount of our 9 3/8% Senior Subordinated Notes due 2013, provided that, after giving effect to any such repurchase, our Consolidated Senior Leverage Ratio (as defined in the amendment) is less than 2.0:1.0.

     In addition, the amendment increases the amount of capital expenditures we are permitted to make by $10 million per year.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Document
10.12	Third Amendment to Credit Agreement dated as of December 22, 2003, by and among United Components, Inc., the lenders party thereto, Lehman Brothers Inc. and J.P. Morgan Securities Inc. as joint lead arrangers, J.P. Morgan Chase Bank as syndication agent, ABN AMRO Bank N.V., Credit Lyonnais, New York Branch, Fleet National Bank and General Electric Capital Corporation as co-documentation agents and Lehman Commercial Paper Inc. as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 20th day of June 2005.

UNITED COMPONENTS, INC.

By: /s/ Charles T. Dickson

Name: Charles T. Dickson
Title: Chief Financial Officer